UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2001

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

300 Park Boulevard, Suite 405, Itasca, Illinois (Address of principal executive offices)	60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name and address, if changed since last report)

FIRST MIDWEST BANCORP, INC.
FORM 8-K
April 18, 2001

Item 5. Other Events

First Midwest Bancorp, Inc. (the "Company") reported today that during the first quarter 2001, the Company repurchased approximately 187,000 shares of its common stock and on April 3rd completed the 3 million share repurchase authorization approved by its Board of Directors in February 1999. The Company currently has approximately 1.48 million shares remaining under its current repurchase authorization.

The following Items are not applicable for this Form 8-K:

Item 1.	Changes in Control of Registrant

Item 2.	Acquisition or Disposition of Assets

Item 3.	Bankruptcy or Receivership

Item 4.	Changes in Registrant's Certifying Accountant

Item 6.	Resignations of Registrant's Directors

Item 7.	Financial Statements and Exhibits

Item 8.	Change in Fiscal Year

Item 9.	Sales of Equity Securities Pursuant to Regulation S

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 18, 2001	First Midwest Bancorp, Inc. (Registrant) /s/ DONALD J. SWISTOWICZ Donald J. Swistowicz Executive Vice President